EXHIBIT 32.1
JMG Exploration, Inc.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION
In connection with this annual report on Form 10-K of JMG Exploration, Inc. for the fiscal year ended December 31, 2005, I, Herman S. Hartley, President and Chief Executive Officer of, JMG Exploration, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	This Form 10-K for the fiscal year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Form 10-K for the fiscal year ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of JMG Exploration, Inc. for the periods presented therein.
Date: March 31, 2006

/s/ Herman S. Hartley

Herman S. Hartley
President and Chief Executive Officer
(Principal Executive Officer)